AMPLICON, INC.
              5 Hutton Centre Drive, Suite 500
                    Santa Ana, CA  92707


               ANNUAL MEETING OF SHAREHOLDERS
               TO BE HELD ON NOVEMBER 7, 1994


                       PROXY STATEMENT
                   SOLICITATION OF PROXIES

      The accompanying proxy is solicited by the Board of Directors of Amplicon, Inc. (the "Company" or "Amplicon") for use at the Company's Annual Meeting of Shareholders to be held at the Company's corporate offices at Five Hutton Centre Drive, Suite 500, Santa Ana, California on Monday, November 7, 1994 10:00 a.m., local time, and at any and all adjournments thereof. All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Any shareholder has the power to revoke his or her proxy at any time before the Annual Meeting. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by a subsequent proxy executed by the person executing the proxy and presented to the Annual Meeting or by attendance at the Annual Meeting and voting in person by the person executing the proxy.

      This Proxy Statement is being mailed to the Company's shareholders on or about October 14, 1994. The solicitation of proxies will be made by mail and expenses will be paid by the Company, and will include forwarding solicitation materials regarding the meeting to beneficial owners of the Company's Common Stock. Further solicitation of proxies may be made by telephone or oral communication with some shareholders. All such further solicitation will be made by the Company's regular employees who will not receive additional compensation for that solicitation. The mailing address of the Company's principal executive offices is Five Hutton Centre Drive, Suite 500, Santa Ana, California 92707.


            OUTSTANDING SHARES AND VOTING RIGHTS

      Only holders of record of the 5,857,022 shares of the Company's Common Stock outstanding at the close of business on September 23, 1994, the record date with respect to this solicitation, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. No shareholder will be entitled to cumulate votes (i.e., cast for any candidate for election to the Board of Directors, a number of votes greater than the number of the shareholder's shares) unless the names of the candidate or candidates have been placed in nomination prior to the voting and the shareholder is given notice at the meeting, prior to voting, of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected and the votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder may determine. In the event of cumulative voting, the proxy holders intend to distribute the votes represented by the proxies solicited hereby in such proportions as they see fit. If the voting is not conducted by cumulative voting, each share will be entitled to one vote and the holders of the majority of the shares voting at the meeting will be able to elect all of the directors if they choose to do so. In such event, the other shareholders will be unable to elect any director. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. On all other matters, each share is entitled to one vote.

                   PRINCIPAL SHAREHOLDERS

     The following table sets forth as of September 23, 1994 certain information as to the number of shares of the Company's Common Stock beneficially owned by each person who is known by the Company to beneficially own more than five percent of the outstanding shares of the Company's Common Stock and by all directors and officers as a group.

                         Amount of the Company's   Percent of the Company's
Name and Address             Common Stock               Common Stock
of Beneficial Owners       Beneficially Owned        Beneficially Owned
Patrick E. Paddon            3,415,664 <F1>                 56.9%
  c/o Amplicon, Inc.
  5 Hutton Centre Drive
  Santa Ana, CA  92707
Glen T. Tsuma                  731,386                      12.5%
  c/o Amplicon, Inc.
  5 Hutton Centre Drive
  Santa Ana, CA  92707
Twin Oaks Partners             457,550                       7.8%
  c/o McGrath, Doyle &
  Phair
  150 Broadway
  New York, N.Y. 10038
All Directors and            4,216,950 <F2>                 69.5%
Officers as a
Group (6 persons)

<F1> With respect to 150,000 of such shares, Mr. Paddon
     has sole voting power only.  Includes options to purchase
     150,000 shares which are exercisable within 60 days of September 23, 1994.
<F2> Includes options to purchase 214,000 shares which
     are exercisable within 60 days of September 23, 1994.

                    ELECTION OF DIRECTORS

      Directors are elected at each Annual Meeting of Shareholders and hold office until their respective successors are duly elected and qualified. It is the intention of the persons named in the enclosed form of proxy, unless the proxy specifies otherwise, to vote the shares represented by the proxy for the election of the nominees set forth below. Although it is anticipated that each nominee will be available to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by the Company's Board of Directors.

      The nominees for the Board of Directors are Patrick E. Paddon, Glen T. Tsuma, Michael H. Lowry, and Harris Ravine. Certain information as of September 23, 1994 with respect to the nominees for election as directors, including the number of shares of the Company's Common Stock beneficially owned by each of them as of September 23, 1994, is set forth under "Directors and Executive Officers" below.

      The Board of Directors met five times during the year ended June 30, 1994. The Board has established Audit and Stock Option Committees. The Audit Committee consists of Messrs. Tsuma, Lowry and Ravine. The Audit Committee has responsibility for consulting with the Company's officers regarding the scope of the auditor's examination and review of the annual financial statements and accounting policies of the Company. The Audit Committee met twice during the year ended June 30, 1994. The Stock Option Committee, composed of Messrs. Tsuma, Paddon and Conrad F. Hohener, III, makes recommendations to the Board of Directors with regard to the granting of stock options. The Stock Option Committee met four times during the year ended June 30, 1994. All board and committee meetings were attended by each director who was a director at the time of such meeting. The entire Board of Directors of the Company serves as the Compensation Committee.

      Directors who are employees of the Company do not receive any fees for their services as directors. Directors of the Company who are not employees are paid a quarterly retainer of $2,500 plus expenses.

              DIRECTORS AND EXECUTIVE OFFICERS

     Current members of the Board of Directors and executive officers, together with certain information regarding them, are as follows:

                                             Shares of            Percent of
                                            Common Stock         Common Stock
Name                Age  Position        Beneficially Owned  Beneficially Owned
Patrick E. Paddon    43  Chief Executive        3,415,664<F1>          56.9%
                         Officer, President,
                         Director
Glen T. Tsuma        41  Chief Operating          731,386              12.5%
                         Officer, Secretary,
                         Director
Michael H. Lowry     49  Director                   6,000<F2>           <F5>

Harris Ravine        51  Director                    -                  <F5>

Thomas M. Cannon     46  Senior Vice President     40,500<F3>           <F5>
                         President -
                         Marketing and Sales

S. Leslie Jewett     39  Chief Financial Officer   23,400<F4>           <F5>

<F1> With  respect to 150,000 of such shares, Mr.  Paddon
     has sole voting power only. Includes options to purchase 150,000 shares which are exercisable within 60 days of September 23, 1994.
<F2> Includes options to purchase 4,000 shares which  are
     exercisable within 60 days of September 23, 1994.
<F3> Includes options to purchase 40,000 shares which are
     exercisable within 60 days of September 23, 1994.
<F4> Includes options to purchase 20,000 shares which are
     exercisable within 60 days of September 23, 1994.
<F5> Less than one percent.

      PATRICK E. PADDON founded Amplicon in 1977 and has served as the President and a director of the Company since its inception. Prior to 1977, Mr. Paddon was the Manager of Corporate Planning and Budgets at Business Systems Technologies, a manufacturer of IBM plug-compatible peripheral equipment. Mr. Paddon is the spouse of Ms. Jewett.

      GLEN T. TSUMA joined the Company in May 1981 and since that time has served as Vice President, Treasurer and director, and additionally as Secretary effective October 17, 1991. Effective August 10, 1989, Mr. Tsuma became Chief Operating Officer of the Company. Prior to joining Amplicon, he was an audit manager with Arthur Young & Company.

      MICHAEL H. LOWRY was elected to the Board of Directors in August 1992. Mr. Lowry is a Managing Director of Nomura Securities International, Inc., an investment banking firm. Prior to joining Nomura Securities in February 1994, Mr. Lowry had been employed by the investment banking firm of Bear Stearns & Co., Inc. from 1991 to 1993 and by the
investment   banking   firm  of  Kidder,   Peabody   &   Co.
Incorporated from 1970 to 1990.

      HARRIS RAVINE was elected to the Board of Directors in February 1994. Mr. Ravine is Technology Investment Officer with The Broe Companies, a real estate investment company. Prior to joining the Broe Companies in June 1994, Mr. Ravine was employed by Storage Technology Corporation, a computer manufacturer, in various capacities, including Executive Vice President, Chief Administrative Officer and Group Officer for Midrange Markets from June 1992 to January 1994, Executive Vice President -- Europe, Africa and Middle-East from March 1991 to June 1992, and Executive Vice President and Chief Financial Officer from June 1989 to March 1991.

      THOMAS M. CANNON joined the Company in July 1991 and since that time has served as Senior Vice President - Marketing and Sales. Prior to joining Amplicon, he was a partner and chief executive officer of Cardiff Capital, an investment banking and consulting firm, from August 1988 to June 1991 and president and chief executive of Gascard Inc., an electronics processing and information services company, from July 1985 to July 1988. Prior thereto, Mr. Cannon had been senior vice president, marketing and sales, for First Data Resources and spent 10 years in various executive marketing and management positions with International Business Machines Corporation.

      S. LESLIE JEWETT joined the Company in September 1991 as Vice President - Finance. In April 1994, Ms. Jewett was named Chief Financial Officer of the Company. From 1981 to 1990, she held various management positions at Kidder, Peabody & Co. Incorporated, including senior vice president, corporate finance. Ms. Jewett has a BA from Swarthmore College and an MBA from Stanford University and is a director of Geonex Corporation. Ms. Jewett is the spouse of Mr. Paddon.

Executive Compensation

      The following table discloses compensation paid by the Company to the Chief Executive Officer and the remaining most highly-paid executive officers for the three fiscal years ended June 30, 1994:

                                                      Long-term     Other
                                 Annual Compensation  Compensation  Compen-
Name and Principal Position   Year   Salary   Bonus   Options       sation<F1>
Patrick E. Paddon             1994  $375,000    --      --          $1,000
 Chief  Executive             1993   375,000    --      --           1,000
 Officer                      1992   375,000    --      --            --

Glen T. Tsuma                 1994  $180,000    --      --          $1,000
 Chief Operating              1993   120,000  $30,000   --           1,000
 Officer                      1992   100,000   40,000   --            --

Thomas M. Cannon              1994  $180,000     --     --          $1,000
 Senior Vice                  1993   180,000     --    $25,000       1,000
 President -
  Sales & Marketing           1992   180,000     --     50,000        --

S. Leslie Jewett              1994  $131,000     --    $16,667      $1,000
 Chief  Financial             1993   120,000  $10,000   --           1,000
 Officer                      1992    95,000<F2> --     33,333        --

<F1> Company contribution under the Company's 401(k) Plan,
     subject to certain vesting restrictions.
<F2> Officer was not employed by the Company for the full
     fiscal year.

      The terms of Mr. Cannon's employment provide that in the event the Company were to terminate Mr. Cannon's employment without cause, he would receive up to a maximum of six months severance pay, depending upon his length of service.

STOCK OPTION PLAN

      The Company's Stock Option Plan (the "Plan") provides for the grant of options to purchase up to 650,000 shares of the Company's Common Stock to executive officers and key employees of the Company and consultants and other persons who are not employees but who have made or will make contributions toward the growth and development of the Company. Options granted under the Plan are either "incentive stock options" or "non-qualified stock options." The Plan provides that the exercise price of shares subject to an option may be equal to, greater than, or less than the fair market value of the shares on the date the option is granted. In consideration of the granting of an option, the Board of Directors may require an optionee to remain in the continuous employment of the Company for a period of at least one year following the date of grant.

No option may be exercised after ten years from the date of grant. The Board of Directors or the Committee is authorized to determine the persons to be granted options, the number of shares to be subject to each option, whether the options will be incentive stock options or non-qualified stock options and the terms and conditions of the options consistent with the Plan and also is authorized to adopt, interpret, amend and rescind rules relating to the administration of the Plan.

   OPTION GRANTS IN LAST FISCAL YEAR

      During fiscal 1994, Ms. Jewett was the only named executive officer to receive a stock option grant.

                             % of Total
                            Options Granted                         Grant Date
                  Options   to Employees in   Exercise  Expiration    Present
Name              Granted     Fiscal Year       Price       Date      Value <F1>
S. Leslie Jewett   16,667          13%          $20.25   2/25/2004    $227,340

<F1> Based on the Black-Scholes Option Pricing  model. The
     Company's use of this model should not be construed as an endorsement of its accuracy in valuing options or of the assumptions used in the model. The actual value, if any, an executive may realize from any option depends upon the actual performance of Amplicon common stock during the applicable period.

  AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
  YEAR END OPTION VALUE

     During fiscal 1994, no stock options were exercised by the Chief Executive Officer and the other named executive officers.

                     Number of Unexercised     Value of Unexercised In-the-Money
                   Options at June 30, 1994       Options at June 30, 1994 <F1>
Name              Exercisable   Unexercisable     Exercisable     Unexercisable
Patrick E. Paddon   150,000          --           $2,025,000             --
Glen T. Tsuma          --            --                --                --
Thomas M. Cannon     25,000        50,000            153,750          340,000
S. Leslie Jewett     13,333        36,667             73,333          141,166

<F1> Represents  the difference between the  most  recent
     closing price of the Common Stock as of June 30, 1994 as reported by NASDAQ and the exercise price of the options.


BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

      Amplicon has not established a standing compensation committee but instead all executive compensation issues are subject to the review of the entire Board of Directors. The compensation of the Company's Chief Executive Officer has been reviewed and approved by the Company's Board of
Directors. The compensation of other key officers has generally been established by the Chief Executive Officer, subject to the review of the Board of Directors. Mr. Paddon and Mr. Tsuma, as executive officers and directors of the Company, therefore participate in all board executive compensation decisions.

      The Company's compensation practices have generally been designed to bind the interests of the Company's key executives to the long-term performance of the Company and its shareholders. Compensation for all executives is comprised primarily of 1) base salary and 2) equity participation through common stock ownership or common stock options. Annual bonuses are paid to certain executives from time to time.

Base   salaries   are   established    according
to the particular position of the individual executive, the current economic and business circumstances of the Company, and competitive conditions in the employment marketplace. Bonus amounts are determined based upon an analysis of individual and Company performance, but are not tied to any direct quantitative or qualitative performance factors. To assess the 1994 compensation level of Amplicon's key executives relative to their peers, the Company examined the compensation plans of other public leasing companies, comparable financial service firms and similar emerging growth companies. In fiscal 1994, the base salaries for Mr. Tsuma and Ms. Jewett were increased to reflect increased responsibilities and to better match competitive market conditions. The Company believes that the cash compensation paid to the Company's executive officers is generally less than that paid to others in comparable positions. However, the equity participation of Amplicon's executive officers, both through direct ownership and common stock options, is generally greater than other comparable companies. The executive officers of Amplicon beneficially own approximately 69% of the Company's common stock outstanding. Through having a substantial portion of each executive's long-term compensation derived from participation in the Company's common stock, the Board of Directors believes that the Company has aligned the financial interests of the executive officers with those of the Company's other shareholders.

     CEO COMPENSATION

      Patrick E. Paddon, the Chief Executive Officer of the Company, cash compensation was set at $375,000 for fiscal 1994. Mr. Paddon's compensation in fiscal 1994 was not specifically tied to any measures of return on equity or earnings targets. Mr. Paddon's compensation was set at $375,000 by the Board of Directors several years ago based upon a review of compensation levels at comparable public companies. Following the most recent review, the Board of Directors believes Mr. Paddon's compensation is still reasonable.

      The Board has made no determination as to adjustments to fiscal 1994 levels.

COMMON STOCK PERFORMANCE GRAPH

      The graph below shows a comparison of five-year cumulative return among Amplicon, the NASDAQ Composite Index and a peer group of public leasing companies comprised of Comdisco, Inc., LDI Corporation, DVI Inc. and Electro Rent Corporation, each of which are engaged in the equipment leasing industry as a substantial part of their business.

PERFORMANCE GRAPH OMITTED.  REPRESENTED BY THE FOLLOWING TABLE:

          6/30/89  9/30/89   12/31/89   3/31/90   6/30/90   9/30/90   12/31/90
AMPI        100       96        75        70         49       54         63
NASD COMP   100      109       105       101        108       81         89
PEER AVG.   100      108        98        93         98      119        136
(con't)
          3/31/91  6/30/91   9/30/91   12/31/91   3/31/92   6/30/92    9/30/92
AMPI        107      105       105        99         95       82        105
NASD COMP   116      114       128       143        148      137        143
PEER AVG.   163      126       126       156        164      133        113
(con't)
         12/31/92  3/31/93   6/30/93   9/30/93   12/31/93   3/31/94    6/30/94
AMPI        112      139       140       137        142      140        144
NASD COMP   160      169       174       187        189      182        173
PEER AVG.   106       92        93       124        140      130        131


               INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has not yet selected its independent public accountants for the year ended June 30, 1995 because its Audit Committee has not yet made a recommendation. Representatives of Arthur Andersen & Co., the Company's independent public accountants for the year ended June 30, 1994, are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.


             ANNUAL REPORT AND OTHER SEC FILINGS

       The Company's Annual Report, containing audited financial statements for the fiscal years ended June 30, 1994 and 1993, accompanies this Proxy Statement. Upon your written request, the Company will send to any shareholder, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended June 30, 1994, including the financial statements and schedules thereto, which the Company has
filed  with  the  Securities and Exchange  Commission.   The
written request must be directed to the attention of the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement.

      Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company believes that during fiscal 1994 no officer, director or more-than 10% beneficial owner failed to file on a timely basis all reports required by Section 16(a) of the Securities and Exchange Act of 1934, except that Mr. Cannon was less than 5 days late in filing a Form 4 in February 1994.


                  PROPOSALS OF SHAREHOLDERS

      All proposals of shareholders intended to be presented at the Company's 1994 Annual Meeting of Shareholders must be directed to the attention of and received by the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement, before May 28, 1994 if they are to be considered for inclusion in the Proxy Statement and form of Proxy used in connection with the meeting, in accordance with the rules and regulations of the Securities and Exchange Commission.


                        OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting or any adjournment thereof, proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.


                         By Order of the Board of Directors



                         Glen T. Tsuma
                         Secretary


Santa Ana, California
October 14, 1994